UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2023

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 2, 2023, the Compensation Committee (the "Committee") of the Board of Directors of Q2 Holdings, Inc. (the "Company") approved a new form of Performance Stock Units Agreement (the "PSU Agreement") for use under the Company’s 2014 Equity Incentive Plan (the "Plan"). The PSU Agreement provides that shares of the Company’s common stock (the "Common Stock") subject to the award may be earned based upon the Company’s attainment relative to one or more performance measures for a specified period, with the ultimate number of shares that may be earned ranging from zero to 200% of a target number of shares specified in the PSU Agreement on the date of grant. The description of the PSU Agreement contained herein is qualified in its entirety by reference to the form of PSU Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 2, 2023, the Committee granted Performance Stock Units under the Plan to the Company’s named executive officers in the amounts and subject to the vesting criteria described below.

For each named executive officer, 50% of the March 2023 Performance Stock Units (the "TSR PSUs") provide for shares of Common Stock to be earned based on the Company’s total stockholder return ("TSR") performance relative to the TSR performance of the S&P Software & Service Select Index (the "Index") (over a three-year performance period commencing on March 2, 2023 and ending on March 2, 2026. Subject to the continued employment of the applicable officer, between zero and up to 200% of the full target number of shares subject to each award are eligible to be earned upon the determination by the Committee of the level of attainment of such TSR performance goals after the completion of the three-year performance period.

Shares of Common Stock may be earned pursuant to the TSR PSUs as follows:

•100% of the target shares will be earned if the Company’s TSR is equal to the 50th percentile of the Index;

•A maximum of 200% of the target shares may be earned if the Company’s TSR equals or exceeds the 90th percentile of the Index;

•A minimum of 50% of the target shares will be earned if the Company’s TSR equals at least the 25th percentile of the Index;

•No shares will be earned if the Company’s TSR is less than the 25th percentile of the Index; and

•Linear scaling will be used to determine the number of shares earned for performance between the target and the maximum and between the minimum and the target payout levels.

For each named executive officer, 50% of the March 2023 Performance Stock Units (the "EBITDA PSUs") provide for shares of Common Stock to be earned based on the Company’s attainment relative to a target financial measure specified in the PSU Agreement consisting of Adjusted EBITDA as a percentage of non-GAAP Revenue for the twelve months ending December 31, 2024 (the "Target EBITDA"), with the Committee’s determination of the level attainment of such financial measure occurring within 90 days following the completion of the performance period ending on December 31, 2024. Subject to the continued employment of the applicable officer, between zero and up to 200% of the target number of shares subject to each award of EBITDA PSUs are eligible to be earned, as follows:

•100% of the target shares will be earned if the Company attains 100% of Target EBITDA;

•A maximum of 200% of the target shares may be earned if the Company attains 120% or more of Target EBITDA, subject to an additional vesting requirement of required continued services through March 2, 2026 for shares in excess of the target shares;

•A minimum of 50% of the target shares will be earned if the Company attains at least 80% of Target EBITDA;

•No shares will be earned if the Company’s attainment is below 80% of Target EBITDA; and

•Linear scaling will be used to determine the number of shares earned for performance between the target and the maximum and between the minimum and the target payout levels.

Up to 100% of the target shares may be earned upon the date of the Committee’s determination of the level of attainment of the performance goals for the performance period ending on December 31, 2024. To the extent the Company achieves attainment in excess of Target EBITDA, subject to the continued services of the applicable officer through the third anniversary of the date of grant, any above-target shares may be earned on the third anniversary of the date of grant.

The following named executive officers received the following amounts of Performance Stock Units:

Named Executive Officer	TSR PSUs	EBITDA PSUs
Matthew P. Flake President and Chief Executive Officer	71,058	71,059
John E. Breeden Chief Operation Officer	26,696	26,696
Michael A. Volanoski Chief Revenue Officer	25,518	25,518
David J. Mehok Chief Financial Officer	23,555	23,556
Jonathan A. Price Executive Vice President, Emerging Businesses, Corporate & Business Development	23,555	23,556

The awards of Performance Stock Units are subject to the terms and conditions of the Plan and the form of PSU Award Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Form of Performance Stock Units Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

March 8, 2023	/s/ David J. Mehok David J. Mehok Chief Financial Officer